Exhibit No. 99

REGIS® REPORTS FOURTH QUARTER AND FULL YEAR RESULTS, COMPLETION OF TRANSFORMATIONAL PHASE AND CONTINUED PROGRESS ON KEY FOUNDATIONAL INITIATIVES
Business Transformation To A Fully-Franchised Model Considered Complete; Refranchised, Negotiated Lease Buyouts, Or Closed At Lease Term 550 Company-Owned Salons During The Fourth Quarter And 1,356 During The Fiscal Year
Nominal Sales Continue To Improve; Q4 2021 System-Wide Same-Store Sales Up 4.2% Compared To Q4 2020
Corporate Re-Organization And Zero-Based Budgeting Process Finalized, Resulting In A Right-Sized G&A Structure To Support Regis As A Franchisor
Continued Rollout Of Proprietary Technology Platform Opensalon® Pro; Over 2,100 Salons, Representing 37% Of U.S. Franchise Salons, Are Now Running Or Have Signed Contracts To Install

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020

Consolidated revenue	$99,130	$60,143	$415,113	$669,729
System-wide revenue (1)	$293,981	$119,417	$1,086,024	$1,367,567

System-wide same-store sales comps	4.2%	(20.2)%	(25.8)%	(4.4)%
Two-year system-wide same-store sales comps	(21.0)%	N/A	(28.3)%	N/A

Operating loss	$(27,265)	$(68,567)	$(104,152)	$(145,338)
Loss from continuing operations	$(34,339)	$(73,654)	$(113,331)	$(172,194)
Diluted loss per share from continuing operations	$(0.95)	$(2.05)	$(3.15)	$(4.79)
EBITDA (2)	$(26,677)	$(37,478)	$(69,210)	$(108,947)
as a percent of revenue	(26.9)%	(62.3)%	(16.7)%	(16.3)%

As adjusted (2)
Net loss, as adjusted	$(26,500)	$(36,211)	$(105,672)	$(21,714)
Diluted loss per share, as adjusted	$(0.74)	$(1.01)	$(2.94)	$(0.60)
EBITDA, as adjusted (2)	$(23,246)	$(33,845)	$(79,225)	$19,512
as a percent of revenue	(23.5)%	(56.3)%	(19.1)%	2.9%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations."

MINNEAPOLIS, August 26, 2021 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising technology-enabled hair salons, today reported a fourth quarter 2021 net loss from continuing operations of $34.3 million, or $0.95 loss per diluted share as compared to net loss of $73.7 million or $2.05 loss per diluted share in the fourth quarter of 2020. The Company's fourth quarter 2021 reported results included $7.8 million of discrete items. Excluding discrete items, the Company reported fourth quarter 2021 adjusted net loss of $26.5 million, or $0.74 loss per diluted share as compared to adjusted net loss of $36.2 million, or $1.01 per diluted share for the same period last year. The year-over-year improvement in adjusted net loss was driven primarily by government-mandated salon closures in the prior year due to COVID-19. The improvement in adjusted net loss was partially offset by an increase in the loss from the sale of salons to franchisees of $7.1 million year-over-year due to lower proceeds per salon.
Total revenue in the quarter of $99.1 million increased $39.0 million, or 64.8%, year-over-year driven primarily by mandated salon closures in the prior year due to the COVID-19 pandemic.
Fourth quarter adjusted EBITDA loss of $23.2 million decreased $10.6 million, versus adjusted EBITDA loss of $33.8 million in the same period last year. Excluding the $8.2 million adjusted loss and $1.2 adjusted loss from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA loss of $15.0 million was $17.7 million favorable versus the same period last year. This was driven primarily by government-mandated salon closures in response to COVID-19 in the prior year.
On a full year basis, adjusted EBITDA loss of $79.2 million increased $98.7 million versus adjusted EBITDA income of $19.5 million in the same period last year. Excluding the $16.7 million loss and $49.7 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA loss of $62.5 million was $32.4 million unfavorable versus the same period last year and was driven primarily by the impact of COVID-19 on same-store sales in the current year and the elimination of EBITDA that was generated in the prior year from the net 747 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
Felipe Athayde, President and Chief Executive Officer, commented, "While we are still feeling the effects of the pandemic, Regis is well-positioned heading into fiscal year 2022 due to our achievements during a time of unprecedented challenges in fiscal year 2021. The Regis of today is an entirely different company when compared to the beginning of fiscal year 2021, from our management team to our technology platform and everything in between. We have a new team, a brand-centric focus to drive sales, the right business model for growth, and the right-sized organizational structure and technology platform to support and drive that growth."

Fourth Quarter Segment Results
Franchise Salons

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2021	2020		2021	2020

Revenue
Product	$15.6	$7.2	$8.4	$56.7	$50.4	$6.3
Product sold to TBG locations	—	—	—	—	2.0	(2.0)
Product	$15.6	$7.2	$8.4	$56.7	$52.4	$4.3
Royalties and fees	26.7	7.3	19.4	88.1	73.4	14.7
Franchise rental income	31.5	30.3	1.2	127.4	127.2	0.2
Total franchised salons revenue	$73.8	$44.8	$29.0	$272.1	$253.0	$19.1

Franchise same-store sales comps (2)	4.4%	(20.4)%		(24.5)%	(4.4)%
Franchise two-year same-store sales comps (2)	(20.2)%	N/A		(27.2)%	N/A

EBITDA, as Adjusted	$11.3	$1.4	$9.9	$41.0	$37.9	$3.1
as a percent of revenue	15.3%	3.1%		15.1%	15.0%
as a percent of adjusted revenue (3)	32.1%	9.7%		33.4%	34.3%

Total Franchise Salons	5,563	5,209	354
as a percent of total Franchise and Company-owned salons	95.3%	76.1%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation
Fourth quarter Franchise revenue was $73.8 million, a $29.0 million, or 64.7% increase compared to the prior year quarter. Royalties and fees were $26.7 million, a $19.4 million, or 265.8% increase versus the same period last year. Product sales to franchisees of $15.6 million increased $8.4 million. Both increases were due to government-mandated salon closures in the prior year. Franchise adjusted EBITDA of $11.3 million increased $9.9 million, or 707.1% year-over-year primarily due to an increase in royalties and a decrease in bad debt.

Company-Owned Salons

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2021	2020		2021	2020

Total Revenue	$25.3	$15.3	$10.0	$143.0	$416.7	$(273.7)
Company-owned same-store sales comps	(7.0)%	(18.9)%		(33.4)%	(4.4)%
Company-owned two-year same-store sales comps	(30.4)%	N/A		(35.2)%	N/A

EBITDA, as Adjusted	$(13.3)	$(21.6)	$8.3	$(47.5)	$(6.6)	$(40.9)
as a percent of revenue	(52.6)%	(141.2)%		(33.2)%	(1.6)%

Total Company-owned Salons	276	1,632	(1,356)
as a percent of total Franchise and Company-owned salons	4.7%	23.9%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Fourth quarter revenue for the Company-owned salon segment increased $10.0 million versus the prior year to $25.3 million. The year-over-year increase in revenue was driven by the government-mandated closure of salons during fiscal year 2020 due to the COVID-19 pandemic.
Fourth quarter adjusted EBITDA loss of $13.3 million decreased $8.4 million versus the same period last year driven primarily by the government-mandated closure of salon in fiscal year 2020 due to the COVID-19 pandemic.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter results on August 26, 2021, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at www.regiscorp.com/investor-relations.html.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the beauty salon industry. As of June 30, 2021, the Company franchised, owned or held ownership interests in 5,917 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, including any adverse impact from the Delta variant; the impact of the COVID-19 pandemic on our key suppliers; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes and fashion trends; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; new merchandising strategy; our and our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; success of the sale of salons to franchisees; the ability to operate or sell the salons transferred back from TBG; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; Opensalon® Pro may not yield the intended results on timing and amounts; compliance with credit facility covenants and access to the existing revolving credit facility; ability to re-finance our existing credit facility or the ability to re-finance at a similar rate; if our capital investments in technology do not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$19,191	$113,667
Receivables, net	27,372	31,030
Inventories	22,993	62,597
Other current assets	17,103	19,138
Total current assets	86,659	226,432

Property and equipment, net	23,113	57,176
Goodwill	229,582	227,457
Other intangibles, net	3,761	4,579
Right of use asset	611,880	786,216
Other assets	41,388	40,934
Total assets	$996,383	$1,342,794

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,157	$50,918
Accrued expenses	54,857	48,825
Short-term lease liability	116,471	137,271
Total current liabilities	198,485	237,014

Long-term debt, net	186,911	177,500
Long-term lease liability	518,866	680,454
Long-term financing liabilities	—	27,981
Other non-current liabilities	75,075	94,142
Total liabilities	979,337	1,217,091
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 35,795,844 and 35,625,716 common shares at June 30, 2021 and 2020, respectively	1,790	1,781
Additional paid-in capital	25,102	22,011
Accumulated other comprehensive income	9,543	7,449
Retained (deficit) earnings	(19,389)	94,462
Total shareholders' equity	17,046	125,703
Total liabilities and shareholders' equity	$996,383	$1,342,794

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Service	$18,080	$9,405	$108,120	$331,538
Product	22,879	13,070	91,544	137,586
Royalties and fees	26,664	7,340	88,057	73,402
Franchise rental income	31,507	30,328	127,392	127,203
Total revenue	99,130	60,143	415,113	669,729
Operating expenses:
Cost of service	12,703	9,615	79,144	222,279
Cost of product	24,327	9,441	79,167	84,698
Site operating expenses	14,507	8,611	51,463	71,543
General and administrative	28,014	25,766	105,433	130,953
Rent	6,802	12,958	40,930	76,382
Franchise rent expense	31,507	30,328	127,392	127,203
Depreciation and amortization	5,330	9,466	22,713	36,952
Long-lived asset impairment	3,205	22,560	13,023	22,560
TBG mall restructuring	—	(35)	—	2,333
Goodwill impairment	—	—	—	40,164
Total operating expenses	126,395	128,710	519,265	815,067

Operating loss	(27,265)	(68,567)	(104,152)	(145,338)

Other (expense) income:
Interest expense	(3,187)	(2,907)	(13,813)	(7,522)
Loss from sale of salon assets to franchisees	(8,233)	(1,181)	(16,696)	(27,306)
Interest income and other, net	286	165	15,902	3,353

Loss from continuing operations before income taxes	(38,399)	(72,490)	(118,759)	(176,813)

Income tax benefit (expense)	4,060	(1,164)	5,428	4,619

Loss from continuing operations	(34,339)	(73,654)	(113,331)	(172,194)

Income from discontinued operations, net of income taxes	—	79	—	832

Net loss	$(34,339)	$(73,575)	$(113,331)	$(171,362)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.95)	$(2.05)	$(3.15)	$(4.79)
Income from discontinued operations	—	—	—	0.02
Net loss per share:, basic and diluted (1)	$(0.95)	$(2.05)	$(3.15)	$(4.77)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	36,038	35,871	35,956	35,936
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(1)    Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(113,331)	$(171,362)
Adjustments to reconcile net loss used in operating activities
Non-cash adjustments related to discontinued operations	—	(1,098)
Depreciation and amortization	17,871	33,101
Salon asset impairment	—	3,851
Long-lived asset impairment	13,023	22,560
Deferred income taxes	(3,388)	(3,934)
Inventory reserve	12,068	—
Gain from disposal of distribution center assets	(14,997)	—
Gain from sale of company headquarters, net	—	(2,513)
Loss from sale of salon assets to franchisees, net	16,696	27,306
Goodwill impairment	—	40,164
Stock-based compensation	3,254	3,275
Amortization of debt discount and financing costs	1,839	398
Other non-cash items affecting earnings	(351)	(539)
Changes in operating assets and liabilities (1):
Receivables	(279)	(3,902)
Inventories	17,879	(2,255)
Income tax receivable	1,295	(1,804)
Other current assets	1,658	2,827
Other assets	(2,896)	(10,094)
Accounts payable	(21,669)	4,588
Accrued expenses	5,296	(27,622)
Net lease liabilities	(19,248)	276
Other non-current liabilities	(14,603)	368
Net cash used in operating activities:	(99,883)	(86,409)
Cash flows from investing activities:
Capital expenditures	(11,475)	(37,494)
Proceeds from sale of company headquarters	—	8,996
Proceeds from sale of assets to franchisees	8,437	91,616
Costs associated with sale of assets to franchisees	(261)	(2,089)
Proceeds from company-owned life insurance policies	1,200	—
Net cash (used in) provided by investing activities:	(2,099)	61,029
Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	213,000
Repayments of revolving credit facility	(589)	(125,500)
Repurchase of common stock	—	(28,246)
Minority interest buyout	(562)	—
Distribution center lease payments	(724)	(769)
Taxes paid for shares withheld	(348)	(2,320)
Net cash provided by financing activities:	7,777	56,165
Effect of exchange rate changes on cash and cash equivalents	477	(284)
(Decrease) increase in cash, cash equivalents and restricted cash	(93,728)	30,501
Cash, cash equivalents and restricted cash:
Beginning of year	122,880	92,379
End of year	$29,152	$122,880
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(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.

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SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	June 30, 2021			June 30, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	2.4%	(14.0)%	(1.7)%	(17.9)%	(17.1)%	(17.7)%
Supercuts	12.4	(10.1)	10.9	(23.1)	(12.6)	(22.5)
Portfolio Brands	(0.5)	(14.7)	(2.2)	(16.2)	(13.3)	(15.9)
Total	6.8%	(13.2)%	4.2%	(20.9)%	(14.6)%	(20.2)%

	Twelve Months Ended
	June 30, 2021			June 30, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(26.1)%	(28.5)%	(26.7)%	(3.6)%	(10.1)%	(5.5)%
Supercuts	(25.9)	(23.5)	(25.8)	(3.8)	(10.7)	(4.2)
Portfolio Brands	(25.3)	(20.6)	(24.8)	(3.3)	(7.2)	(3.7)
Total	(25.8)%	(25.5)%	(25.8)%	(3.6)%	(9.4)%	(4.4)%
_______________________________________________________________________________
(1)System-wide same-store sales in fiscal year 2021 are calculated as the change in sales for locations that were open on a specific day of the week during the current period and the corresponding prior period. System-wide same-store sales in fiscal year 2020 are calculated as the total change in sales for system-wide franchise and company-owned locations that were open for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. For both years, quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-Wide Location Counts

	June 30,
	2021	2020

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,666	1,317
Supercuts	2,386	2,508
Portfolio Brands (1)	1,357	1,217
Total North American Salons	5,409	5,042
Total International Salons (2)	154	167
Total Franchise Salons	5,563	5,209
as a percent of total Franchise and Company-owned salons	95.3%	76.1%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	91	751
Supercuts	35	210
Portfolio Brands (1)	107	505
Mall-based (3)	43	166
Total Company-owned Salons	276	1,632
as a percent of total Franchise and Company-owned salons	4.7%	23.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	78	82

Grand Total, System-wide	5,917	6,923
_______________________________________________________________________________
(1)Portfolio Brands was previously referred to as Signature Style.
(2)Canadian and Puerto Rican salons are included in the North American salon totals.
(3)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment beginning January 1, 2020.

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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating loss, net (loss), net (loss) per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three and twelve months ended June 30, 2021 and 2020:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:
•Employee litigation reserve
•Marketing impairment
•CEO transition
•Professional fees
•Severance expense
•Corporate office transition
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment
•TBG restructuring
•Goodwill impairment
•Gain on distribution centers
•Goodwill derecognition
•TBG discontinued operations

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating loss and net loss to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2021	2020	2021	2020

U.S. GAAP revenue		$99,130	$60,143	$415,113	$669,729

U.S. GAAP operating loss		$(27,265)	$(68,567)	$(104,152)	$(145,338)

Non-GAAP operating expense adjustments (1)
Employee litigation reserve	Site operating expenses	—	—	—	(600)
Marketing impairment	Site operating expenses	—	1,653	—	1,653
CEO transition	General and administrative	—	—	(694)	—
Professional fees	General and administrative	3,603	460	7,026	681
Severance	General and administrative	1,606	1,534	4,545	9,588
Corporate office transition	Rent	—	100	—	1,019
Lease liability benefit	Rent	(8,727)	—	(20,022)	—
Lease termination fees	Rent	7,020	—	13,544	—
Real estate fees	Rent	49	—	583	—
Asset retirement obligation	Depreciation and amortization	1,280	—	4,726	—
Long-lived asset impairment	Long-lived asset impairment	3,205	22,560	13,023	22,560
TBG restructuring	TBG restructuring	—	(35)	—	2,333
Goodwill impairment	Goodwill impairment	—	—	—	40,164
Total non-GAAP operating expense adjustments		8,036	26,272	22,731	77,398

Non-GAAP operating loss (1)		$(19,229)	$(42,295)	$(81,421)	$(67,940)

U.S. GAAP net loss		$(34,339)	$(73,575)	$(113,331)	$(171,362)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		8,036	26,272	22,731	77,398
Corporate office transition	Interest income and other, net	—	—	—	(2,513)
Gain on distribution centers	Interest income and other, net	(120)	—	(14,997)	—
Goodwill derecognition	Interest income and other, net	—	—	—	76,966
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(77)	11,171	(75)	(1,371)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	—	(79)	—	(832)
Total non-GAAP net loss adjustments		7,839	37,364	7,659	149,648

Non-GAAP net loss		$(26,500)	$(36,211)	$(105,672)	$(21,714)
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended June 30, 2021 and 2020, were (19.4)% and (70.3)%, respectively, and were (19.6)% and (10.1)% for the twelve months ended June 30, 2021 and 2020, respectively, and are calculated as non-GAAP operating loss divided by non-GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% and 22% for the three and twelve months ended June 30, 2021 and 2020, respectively, for all non-GAAP operating expense adjustments.
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net loss per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020

U.S. GAAP net loss per diluted share	$(0.953)	$(2.051)	$(3.152)	$(4.769)
Employee litigation reserve (1)	—	—	—	(0.013)
Marketing impairment (1)	—	0.036	—	0.036
CEO transition (1)	—	—	(0.019)	—
Professional fees (1)	0.100	0.010	0.192	0.015
Severance (1)	0.044	0.034	0.125	0.208
Corporate office transition (1)	—	—	—	(0.033)
Lease liability benefit (1)	(0.240)	—	(0.550)	—
Lease termination fees (1)	0.193	—	0.373	—
Real estate fees (1)	0.001	—	0.016	—
Asset retirement obligation (1)	0.035	—	0.130	—
Long-lived asset impairment (1)	0.088	0.492	0.359	0.490
TBG restructuring (1)	—	(0.001)	—	0.050
Goodwill impairment (1)	—	—	—	0.872
Goodwill derecognition (1)	—	—	—	1.671
Gain on distribution centers (1)	(0.003)	—	(0.413)	—
TBG discontinued operations, net of tax	—	(0.002)	—	(0.023)
CARES Act	—	—	—	0.408
Tax asset valuation	—	0.473	—	0.484
Impact of change in weighted average shares (3)	—	—	—	—
Non-GAAP net loss per diluted share (2) (3)	$(0.735)	$(1.009)	$(2.939)	$(0.604)

U.S. GAAP Weighted average share - basic and diluted	36,038	35,871	35,956	35,936
Non-GAAP Weighted average shares - diluted (2)	36,038	35,871	35,956	35,936
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and twelve months ended June 30, 2021, and 22% for the three and twelves months ended June 30, 2020, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net loss per share reflects the weighted average shares associated with non-GAAP net loss, which includes the dilutive effect of common stock equivalents. The impact of the adjustments described above result in the impact of the common stock equivalents to be dilutive to the non-GAAP net loss per share. For the three months and twelve months ended June 30, 2021 and 2020, the impact of the adjustments described above resulted in a non-GAAP net loss, therefore, the impact of the common stock equivalents is not dilutive.

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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Income (Loss) To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2021 and 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended June 30, 2021
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$11,917	$(19,292)	$(26,964)	$(34,339)
Interest expense, as reported	—	—	3,187	3,187
Income taxes, as reported	—	—	(4,060)	(4,060)
Depreciation and amortization, as reported	153	3,651	1,526	5,330
Long-lived asset impairment, as reported	—	3,205	—	3,205
EBITDA (as defined above)	$12,070	$(12,436)	$(26,311)	$(26,677)

Professional fees	—	—	3,603	3,603
Severance	—	—	1,606	1,606
Lease liability benefit	(716)	(8,011)	—	(8,727)
Lease termination fees	(103)	7,123	—	7,020
Real estate fees	21	28	—	49
Gain on distribution centers	—	—	(120)	(120)
Adjusted EBITDA, non-GAAP financial measure	$11,272	$(13,296)	$(21,222)	$(23,246)

	Three Months Ended June 30, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(531)	$(49,763)	$(23,281)	$(73,575)
Interest expense, as reported	—	—	2,907	2,907
Income taxes, as reported	—	—	1,164	1,164
Depreciation and amortization, as reported	260	7,269	1,937	9,466
Long-lived asset impairment, as reported	1,712	20,848	—	22,560
EBITDA (as defined above)	$1,441	$(21,646)	$(17,273)	$(37,478)

Professional fees	—	—	460	460
Severance	—	—	1,534	1,534
Corporate office transition	—	—	100	100
TBG restructuring	(35)	—	—	(35)
Marketing impairment	—	—	1,653	1,653
TBG discontinued operations, net of tax	—	—	(79)	(79)
Adjusted EBITDA, non-GAAP financial measure	$1,406	$(21,646)	$(13,605)	$(33,845)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended June 30, 2021, and 2020, were (26.9)% and (62.3)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the three months ended June 30, 2021, and 2020 were (23.5)% and (56.3)%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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	Twelve Months Ended June 30, 2021
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$40,652	$(70,032)	$(83,951)	$(113,331)
Interest expense, as reported	—	—	13,813	13,813
Income taxes, as reported	—	—	(5,428)	(5,428)
Depreciation and amortization, as reported	1,049	14,730	6,934	22,713
Long-lived asset impairment, as reported	726	12,297	—	13,023
EBITDA (as defined above)	$42,427	$(43,005)	$(68,632)	$(69,210)

CEO transition	—	—	(694)	(694)
Professional fees	—	—	7,026	7,026
Severance	—	—	4,545	4,545
Lease liability benefit	(1,322)	(18,700)	—	(20,022)
Lease termination fees	(103)	13,647	—	13,544
Real estate fees	22	561	—	583
Gain on distribution centers	—	—	(14,997)	(14,997)
Adjusted EBITDA, non-GAAP financial measure	$41,024	$(47,497)	$(72,752)	$(79,225)

	Twelve Months Ended June 30, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$32,886	$(96,128)	$(108,120)	$(171,362)
Interest expense, as reported	—	—	7,522	7,522
Income taxes, as reported	—	—	(4,619)	(4,619)
Depreciation and amortization, as reported	922	29,113	6,917	36,952
Long-lived asset impairment, as reported	1,712	20,848	—	22,560
EBITDA (as defined above)	$35,520	$(46,167)	$(98,300)	$(108,947)

Employee litigation reserve	—	(600)	—	(600)
Marketing impairment	—	—	1,653	1,653
Professional fees	—	—	681	681
Severance	—	—	9,588	9,588
Corporate office transition	—	—	(1,494)	(1,494)
TBG restructuring	2,333	—	—	2,333
Goodwill impairment, as reported	—	40,164	—	40,164
Goodwill derecognition	—	—	76,966	76,966
TBG discontinued operations, net of tax	—	—	(832)	(832)
Adjusted EBITDA, non-GAAP financial measure	$37,853	$(6,603)	$(11,738)	$19,512
_______________________________________________________________________________

(1)Consolidated EBITDA margins for the twelve months ended June 30, 2021, and 2020, were (16.7)% and (16.3)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the twelve months ended June 30, 2021, and 2020, were (19.1)% and 2.9%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2021	2020

As Adjusted EBITDA	$11,272	$1,406
U.S. GAAP revenue	73,813	44,802
As Adjusted EBITDA as a % of U.S. GAAP revenue	15.3%	3.1%
Non-margin revenue adjustments:
Franchise rental income	(31,507)	(30,328)
Ad fund revenue	(7,218)	—
Adjusted revenue	$35,088	$14,474
As Adjusted EBITDA as a percent of adjusted revenue (1)	32.1%	9.7%

	Twelve Months Ended June 30,
	2021	2020

As Adjusted EBITDA	$41,024	$37,853
U.S. GAAP revenue	272,148	253,026
As Adjusted EBITDA as a % of U.S. GAAP revenue	15.1%	15.0%
Non-margin revenue adjustments:
Franchise rental income	(127,392)	(127,203)
Ad fund revenue	(22,023)	(13,341)
TBG product sales	—	(2,010)
Adjusted revenue	$122,733	$110,472
As Adjusted EBITDA as a percent of adjusted revenue (1)	33.4%	34.3%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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